STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 02/14/2002
020103861 - 3024111

CERTIFICATE OF OWNERSHIP AND MERGER

OF

LIQUIDPURE CORP.
(a Delaware corporation)

AND

COVENTURE INTERNATIONAL INC.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION
Liquidpure Corp.	Delaware
Coventure International Inc.	Delaware

SECOND: That 100% of the outstanding stock of Coventure International Inc. is owned by Liquidpure Corp.

THIRD: That the name of the surviving corporation of the merger is Liquidpure Corp., which will continue its existence as said surviving corporation under the name Coventure International Inc.

FOURTH: That the Certificate of Incorporation of Liquidpure Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that Article I relating to the name shall be struck and shall be substituted in lieu therefor the following article:

"ARTICLE I
NAME
The name of the Corporation is Coventure International Inc."

FIFTH: That the sole member of the Board of Directors of Liquidpure Corp. adopted the following resolution by written consent on the 14th day of February, 2002:

> RESOLVED that (i) the Company's wholly owned subsidiary, Coventure International Inc., be merged with and into the Company, (ii) the name of the Company will be changed to Coventure International Inc., and (iii) that upon the filing of the appropriate certificate of merger with the Secretary of State of the State of Delaware, the Company's name shall be changed to Coventure International Inc.

IN WITNESS WHEREOF the undersigned have executed this Certificate this 14th day of February, 2002.

ATTEST:

By: ____________________
Name: John Hromyk
Title: Secretary

LIQUIDPURE CORP.

By: ____________________
Name: John Hromyk
Title: President

ATTEST:

By: ____________________
Name: John Hromyk
Title: Secretary

COVENTURE INTERNATIONAL INC.

By: ____________________
Name: John Hromyk
Title: President